                                                           Exhibit 22
                                                           ----------
                                                           Page 1 of 2


                        REPORT OF INSPECTOR OF ELECTION
                         FOR ADVO, INC. ANNUAL MEETING
                            HELD ON JANUARY 16, 1997



The undersigned, appointed as Inspector of Election, hereby reports and certifies the following results based on the proxies voted at the Annual Meeting of shareholders on January 16, 1997.

Shares Voted:       22,421,906       92.35%


The following votes of common stock were cast:

                                 For Directors
                                 -------------


             Crawford    Eskridge     Fritz     Kamerschen   Lachman
            ----------  ----------  ----------  ----------  ----------
Votes
in Favor    22,125,734  22,126,570  22,117,568  22,114,828  22,118,120

Votes
Withheld       296,172     295,336     304,338     307,078     303,786


             Mulloy      Newman      Rockwell    Vogelstein
            ----------  ----------  ----------  -----------
Votes
in Favor    22,122,509  22,121,234  22,126,634  22,120,914

Votes
Withheld       299,397     300,672     295,272     300,992



                   Proposition 2: Approval of an Amendment of
                   ------------------------------------------
                    the 1986 Employee Restricted Stock Plan,
                    ----------------------------------------
                                   as amended
                                   ----------

                    Common
                  ----------
Votes in Favor    21,809,483           97.27%
Votes Against        582,264            2.60%
Abstain               30,159             .13%


                                                           Exhibit 22
                                                           ----------
                                                           Page 2 of 2



                   Proposition 3: Approval of an Amendment of
                   ------------------------------------------
             the 1988 Non-Qualified Stock Option Plan and the 1993
             -----------------------------------------------------
                        Stock Option Subplan, as amended
                        --------------------------------

                    Common
                  ----------
Votes in Favor    20,353,478          90.78%
Votes Against      2,034,697           9.07%
Abstain               33,731            .15%




                 Proposition 4: Ratification of the Appointment
                 ----------------------------------------------
           of Ernst & Young LLP Independent Auditors for Fiscal 1997
           ---------------------------------------------------------



                    Common
                  ----------

Votes in Favor    22,394,077          99.87%
Votes Against         22,029            .10%
Abstain                5,800            .03%







                                                   LEE TINTO /s/
                                                   --------------------
                                                   Lee Tinto
                                                   Assistant Vice President